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                     SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                  FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  July 1, 1998


                                RENTECH, INC.
            (Exact name of registrant as specified in charter)



  Colorado                      0-19260                 84-0957421
  (State or other               Commission              I.R.S. Employer
  jurisdiction of               File No.                Identification No.
  incorporation or
  organization)

  1331 17th Street, Suite 720, Denver, Colorado               80202
  (Address of principal executive offices)                    (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008


  Item 5.  Other Events.

       Rentech, Inc. has expanded the scope of its ownership in ITN Energy Systems, Inc., a privately owned Colorado corporation (ITN/ES), to include a 10% interest in the 50% ownership interest of ITN/ES in Global Solar Energy LLC. ITN/ES owns 50% of Global Solar Energy LLC. The other 50% owner of Global Solar Energy LLC is Advanced Energy Technologies, Inc., a wholly owned subsidiary of Tucson Electric Power Corporation, which is a wholly owned subsidiary of UniSource Energy Corporation.

       Global Solar Energy LLC (Global Solar Energy) was established in May 1996 by Tucson Electric Power and ITN/ES to manufacture and market flexible photovoltaic (PV) modules. Global Solar Energy utilizes innovative solar technology developed by ITN/ES to produce Copper Indium Diselenide (CIS), a new class of solar cell materials in a state-of-the-art facility in Tucson, Arizona. The facility, scheduled to go on line later this year, is designed to manufacture and produce up to
  1.5 megawatts of thin-film photovoltaic modules that are 1/20th the thickness of a piece of paper, for military, space, consumer, and commercial applications. Additional plans call for the plant's production capacity to be expanded substantially to meet increasing demands for an environmentally safe energy source. It is expected that the innovative manufacturing technology incorporated into the new plant can reduce production costs below that of other existing solar energy technologies.

       By the transaction, Rentech acquired 10% of the outstanding stock of ITN/ES. This acquisition provides Rentech 10% of ITN/ES's 50% interest in Global Solar Energy, or an indirect interest by Rentech amounting to 5%. Rentech contributed 500,000 shares of its common stock to ITN/ES as consideration. Rentech's earlier investment with ITN/ES enabled Rentech to acquire interests in other technology ventures with ITN/ES and did not include the derivative interest in Global Solar Energy just acquired.


                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RENTECH, INC.



  Date:  July 13, 1998          By:   (Signature)
                                   ---------------------------------------
                                   Ronald C. Butz, Vice President